Exhibit 99.1

ClientLogic Contacts: Amit Shankardass ClientLogic +1.615.301.7274 amitsha@clientlogic.com	SITEL Contact: Bill Sims, Investor Relations 402-963-6810

Mike Farber Schwartz Communications +1 781 684 0770 clientlogic@schwartz-pr.com

FOR IMMEDIATE RELEASE

     ClientLogic and SITEL to Merge, Creating a New Global
Customer Care Business Process Outsourcing (BPO) Leader

SITEL shareholders to receive $4.05 per share in cash

Nashville, TN/Omaha, NE—\October 13, 2006—\ClientLogic and SITEL (NYSE:SWW), both leading global business process outsourcing providers, announced today that they have entered into a definitive merger agreement. Under the terms of the agreement, a newly formed subsidiary of ClientLogic will merge with SITEL and pay $4.05 per share in cash for all of the outstanding common stock of SITEL. The Board of Directors of each company has unanimously approved the transaction. The transaction is expected to be completed in the first quarter of 2007 and is subject to customary closing conditions, including approval of SITEL’s shareholders and regulatory clearances. SITEL’s Board of Directors has recommended to SITEL’s shareholders that they vote in favor of the transaction. Approximately 19.9% of the outstanding common stock of SITEL is subject to voting agreements which require such shares to be voted in favor of the merger. SITEL has agreed to pay a termination fee to ClientLogic should the transaction not close due to certain circumstances. ClientLogic will fund the transaction with the proceeds of a committed loan facility.

The transaction values SITEL at approximately $450 million.

Commenting on the pending transaction, Jim Lynch, Chairman and CEO of SITEL Corporation, said, “Our board and our financial advisor Citigroup reviewed numerous opportunities while searching for strategic alternatives that would create the greatest value for our shareholders. Based on this review, it was clear to SITEL’s board that the offer from ClientLogic represents the best alternative to create significant shareholder value.” The $4.05 to be paid in cash in the merger for each SITEL share represents a 33% premium to the volume-weighted average SITEL share price for the 30-trading day period ending October 11.

The combined entity will continue to be named ClientLogic Corporation, and will have approximately 65,000 employees across 28 countries. Dave Garner will be Chief Executive Officer of the combined entity.

“Growing market demand for bigger, more complex customer-care BPO solutions requires larger service providers with increased geographic presence, capacity and service capabilities”, said Dave Garner, President and CEO of ClientLogic. “Our mission will be to deliver the BPO industry's highest-quality services, while providing our clients with the strategic insight, scale and diversity of offerings to guarantee success.”

The combination of ClientLogic and SITEL will create a company with revenue of over $1.7 billion, and one of the most diverse client bases, service offerings, and geographic footprint in the industry. The combined entity will offer clients world-class options for onshore, nearshore and offshore customer care solutions, in over 145 facilities throughout the Americas, EMEA and Asia Pacific.

Client benefits from the combined entity include:

Proven experience that will deliver better results — Clients of both companies will benefit from the in-depth knowledge acquired through a combined corporate heritage of over thirty years. The merged team will have deep industry experience and expertise across many different vertical markets, providing clients with strategic insight into their business and how to best achieve measurable results.

Expanded capacity, geographic footprint and communications network will offer greater flexibility and choice — With over 145 facilities in 28 countries and unparalleled routing capability, the combined company will provide even more Right-Shore options to best serve its clients’ in-country and global service needs.

Broadest solutions offering in the customer care BPO industry, providing measurable value to clients — The combined company will offer the broadest array of customer care service including customer service, technical support, sales and saves, outbound acquisition, collections, professional services, technology solutions and transaction processing. This more diversified service base will allow the combined entity to offer greater value to current and potential clients.

Citigroup Global Capital Markets is acting as financial advisor to SITEL and has provided a fairness opinion in connection with the transaction. Davis Polk & Wardwell and Faegre & Benson are acting as legal counsel to SITEL in connection with the transaction.

Goldman, Sachs & Co. is acting as financial advisor to ClientLogic. Mayer, Brown, Rowe & Maw LLP and Oppenheimer Wolff & Donnelly LLP are acting as legal counsel to ClientLogic in connection with the transaction.

About ClientLogic Corporation

ClientLogic is a leading global business process outsourcing (BPO) provider in the customer care and back office processing industries. ClientLogic's global footprint spans 49 facilities in 13 countries throughout North America, Europe, Africa, Central America and Asia. ClientLogic's consistent service quality across channels, media and countries helps clients improve their return on customer investment by reducing service cost, improving customer retention and increasing revenue per customer. ClientLogic's industry-leading clients include Sony Corporation, DIRECTV, ABN AMRO, TiVo, British Telecom (BT), National Geographic Television, LTU, Neuf Telecom and United Online (Juno/NetZero). A portfolio company of Canadian diversified company Onex Corporation, ClientLogic is among the top five global customer care providers, managing more than half a million customer interactions each day of the year. For more information, please visit http://www.clientlogic.com.

About SITEL Corporation

SITEL is a leading global provider of outsourced customer support services. On behalf of many of the world's leading organizations, SITEL designs and improves customer contact models across its clients' customer acquisition, retention, and development cycles. SITEL manages approximately two million customer interactions per day via the telephone, e-mail, Internet, and traditional mail. SITEL has over 42,000 employees in 101 global contact centers located in 26 countries. SITEL is a leader in the contact center industry. Please visit SITEL’s website at www.sitel.com for further information.

This communication is not a solicitation of a proxy from any security holder of SITEL. In connection with this transaction, SITEL will file a proxy statement with the Securities and Exchange Commission (SEC) as soon as practicable. WE URGE STOCKHOLDERS TO READ THE INFORMATION/PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN THEIR ENTIRETY, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The final proxy statement will be mailed to SITEL’s stockholders. In addition, stockholders will be able to obtain the documents free of charge at the SEC's website, www.sec.gov or from SITEL by directing such request to SITEL, Attention: Bill Sims, Vice President, Investor Relations, 7277 World Communications Drive, Omaha, NE 68122. Telephone: (402) 963-6444.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These include statements as to the benefits of the merger. Other forward-looking statements may be identified by the use of the words “expects,” “will” and similar expressions. These forward-looking statements speak only as of the date the statement is made and neither SITEL nor ClientLogic assumes any obligation to update such statements. Although SITEL and ClientLogic believe that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. Because forward-looking statements involve risks and uncertainties, future events and actual results could differ materially from those set forth in, contemplated by or underlying the forward-looking statements. Important factors that could cause actual results to differ materially from SITEL’s and ClientLogic’s expectations may include, but are not limited to the following, many of which are outside their control: the risk that any integration planned for the businesses of SITEL and ClientLogic following the merger will not be concluded successfully or will be more difficult, time-consuming or costly than expected; expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; revenues following the merger may be lower than expected; client and employee relationships and business operations may be disrupted by the merger; the ability to achieve required closing conditions including antitrust clearances and shareholder approval; credit market conditions; and legislative and regulatory changes. SITEL’s Form 10-K, 10-Q and 8-K reports filed with the SEC describe other important factors that may impact SITEL’s business, results of operation and financial condition and cause actual results to differ materially from those set forth in, contemplated by or underlying the forward-looking statements.

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